CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of the Pioneer Intermediate Tax-Free Fund Post-Effective Amendment No. 12 to Registration Statement File No. 33-7592 and Amendment No. 12 to Registration Statement File No. 811-4768.



                                           /S/ARTHUR ANDERSEN LLP
                                           ARTHUR ANDERSEN LLP




Boston, Massachusetts
December 19, 1995